Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 30TH ANNUAL RAYMOND JAMES INSTITUTIONAL INVESTORS CONFERENCE

CHESAPEAKE, Va. – March 6, 2009 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's largest discount variety store chain selling everything for $1 or less, will participate in the 30th Annual Raymond James Institutional Investors Conference, being held on March 9 – 11, at The Grande Lakes Orlando Resort in Orlando, Florida.  Dollar Tree’s presentation is scheduled for Wednesday, March 11, at approximately 9:15 am EDT.  Timothy J. Reid, the Company’s Vice President of Investor Relations, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Raymond James conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight March 18, 2009.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
Vice President, Investor Relations
757-321-5284
www.DollarTree.com